CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the "Registration Statement") of our reports dated December 12, 2007, relating to the financial statements and financial highlights which appear in the October 31, 2007 Annual Reports to Shareholders of the Africa & Middle East Fund, Emerging Europe & Mediterranean Fund, Emerging Markets Stock Fund, European Stock Fund, Global Stock Fund, International Discovery Fund, International Growth & Income Fund, International Stock Fund, Japan Fund, Latin America Fund, New Asia Fund and Overseas Stock Fund (comprising T. Rowe Price International Funds, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Fund Services Providers" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
October 16, 2008